Exhibit 99.1

                                                                                                                  NEWS RELEASE

RADIOSHACK COMMENTS ON ANNUAL
SHAREHOLDERS MEETING RESULTS

Fort Worth, Texas, May 16, 2013.  RadioShack Corporation released the following statement by its Board of Directors relating to the shareholder vote at the annual shareholders meeting held earlier today:

“The RadioShack Board of Directors is pleased that our shareholders supported the adoption of a new equity incentive plan for our employees, as well as the election of Board nominees.  The Board is disappointed in the result of the vote on the advisory proposal to ratify executive compensation.  We believe this outcome reflects the Company’s 2012 financial performance as well as one-time payments required to be made by contract in connection with recent management changes.  We will review our executive compensation arrangements and approach in light of the shareholder vote.  We would also note that we have recently brought on board a strong new senior leadership team, including a new CEO, who we believe are taking immediate actions designed to transform RadioShack and rebuild its position as a strong and vibrant retailer.”

About RadioShack Corporation
RadioShack (NYSE: RSH) is a leading national retailer of innovative mobile technology products and services, as well as products related to personal and home technology and power supply needs.  RadioShack® offers consumers a targeted assortment of wireless phones and other electronic products and services from leading national brands, exclusive private brands and major wireless carriers, all within a comfortable and convenient shopping environment.  RadioShack employs approximately 30,000 knowledgeable and helpful sales experts globally.  RadioShack's retail network includes more than 4,300 company-operated stores in the United States, 270 company-operated stores in Mexico, and approximately 1,000 dealer and other outlets worldwide.  For more information on RadioShack Corporation, please visit www.radioshackcorporation.com; to purchase items online, please visit www.radioshack.com. RadioShack® is a registered trademark licensed by RadioShack Corporation.

Forward-Looking Statements
This press release contains forward-looking statements, as referenced in the Private Securities Litigation Reform Act of 1995.  These forward-looking statements reflect current views and projections regarding economic conditions, the retail industry environment and company performance.  These statements can be identified by the fact that they include words like "believe," and other words with similar meaning.  We specifically disclaim any duty to update any of the information set forth in this press release, including any forward-looking statements.  These statements involve a number of risks and uncertainties that could cause our actual results to differ materially from the results discussed in our forward-looking statements.  Factors that could cause our actual results to differ materially from the results discussed in our forward-looking statements include, but are not limited to, our ability to execute and the effectiveness of our 2013 initiatives; the underperformance or loss of certain of our important vendors, such as our wireless carrier providers, or breaches by them of our agreements with them; an adverse impact on our sales or profitability due to changes wireless carrier providers make to their customer credit requirements, frequency of upgrade eligibility, or other operational matters, and the timing, completeness, and accuracy of information we receive about such changes;  a decline in our gross margin due to customer demand for lower margin mobile devices, such as smartphones and tablets; overall sales performance; economic conditions; product demand; expense levels; competitive activity; interest rates; changes in the company's financial condition; availability of products and services and other risks associated with the company's vendors and service providers; the regulatory environment; and other factors affecting the retail category in general.  Additional information regarding these and other factors is included in the company's filings with the SEC, including its most recent Annual Report on Form 10-K for the year ended Dec. 31, 2012.

Analyst and Investor Contact:	News Media Contact:
Bruce Bishop	Media Relations
(817) 415-3400	(817) 415-3300
Bruce.Bishop@RadioShack.com	Media.Relations@RadioShack.com